UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AMERISAFE, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 6, 2010

Dear AMERISAFE Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of AMERISAFE, Inc. The meeting will be held on Tuesday, June 15, 2010, beginning at 9:00 a.m. at our corporate headquarters, which are located at 2301 Highway 190 West in DeRidder, Louisiana 70634.

Information about the meeting, nominees for election as directors, proposed amendments to our articles of incorporation, and the proposed amendment to our non-employee director restricted stock plan is presented in the following Notice of Annual Meeting of Shareholders and proxy statement. At the meeting, management will report on the Company’s operations during 2009 and comment on our outlook for the remainder of 2010. The report will be followed by a question and answer period.

We hope that you will plan to attend the Annual Meeting. It is important that your shares be represented. Accordingly, please sign, date, and promptly mail the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope or vote using the Internet procedures described on the proxy card.

We look forward to seeing you at the meeting on June 15th.

Sincerely,

C. Allen Bradley, Jr.

Chairman, President, and

Chief Executive Officer

AMERISAFE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 15, 2010

The 2010 Annual Meeting of Shareholders of AMERISAFE, Inc. (the “Company”) will be held on June 15, 2010, beginning at 9:00 a.m. at the Company’s corporate headquarters, which are located at 2301 Highway 190 West in DeRidder, Louisiana 70634. The meeting will be held for the following purposes:

(1)	to elect one director to serve until the 2012 Annual Meeting of Shareholders and three directors to serve until the 2013 Annual Meeting of Shareholders;

(2)	to approve an amendment to the Company’s articles of incorporation to reflect changes in Texas law;

(3)	to approve an amendment to the Company’s articles of incorporation to reduce the number of authorized shares of capital stock;

(4)	to approve an amendment to the Company’s non-employee director restricted stock plan;

(5)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010; and

(6)	to transact such other business as may properly come before the meeting.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. Holders of record of the Company’s common stock as of the close of business on April 22, 2010 are entitled to notice of, and to vote at, the meeting.

If you plan to attend the meeting and will need special assistance or accommodation due to a disability, please describe your needs on the enclosed proxy card. Also enclosed is the Company’s Annual Report for 2009.

By Order of the Board of Directors,

Todd Walker

Executive Vice President,

General Counsel and Secretary

DeRidder, Louisiana

May 6, 2010

IMPORTANT

Whether or not you plan to attend the meeting in person, please vote by signing, dating, and promptly returning the enclosed proxy card in the pre-addressed, postage-paid envelope or vote using the Internet procedures described on the proxy card.

AMERISAFE, Inc. Notice of 2010 Annual Meeting of Shareholders and Proxy Statement

AMERISAFE, Inc.

2301 Highway 190 West

DeRidder, Louisiana 70634

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AMERISAFE, Inc. (the “Company”) for use at the Company’s 2010 Annual Meeting of Shareholders or any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement also provides information you will need in order to consider and act upon the matters specified in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about May 6, 2010.

Record holders of the Company’s common stock as of the close of business on April 22, 2010 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of April 22, 2010, there were 18,818,912 shares of common stock outstanding.

You cannot vote your shares unless you are present at the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of two convenient ways:

•	in writing: sign, date, and return the enclosed proxy card in the enclosed pre-addressed, postage- paid envelope; or

•	by Internet: visit the website shown on your proxy card and follow the instructions.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

•	delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

•	delivering a new proxy bearing a date after the date of the proxy being revoked; or

•	voting in person at the Annual Meeting.

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

•	FOR the election of one director to serve until the 2012 Annual Meeting of Shareholders and the election of each of three directors to serve until the 2013 Annual Meeting of Shareholders;

•	FOR the amendment to the Company’s articles of incorporation to reflect changes in Texas law;

•	FOR the amendment to the Company’s articles of incorporation to reduce the number of authorized shares of capital stock;

•	FOR the amendment to the Company’s non-employee director restricted stock plan;

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010; and

•	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2010, but not with respect to any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.

Voting your shares is even more important this year due to a recently amended stock exchange rule that prohibits your broker from voting your shares on Proposals 1, 2, 3, and 4 without your express voting instructions.

Holders of a majority of the voting power of the outstanding shares of the Company’s common stock must be present, either in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. The directors will be elected by a plurality of the votes cast by holders of the Company’s common stock. If you withhold authority to vote for a director nominee, your shares will not be counted in the vote for that director nominee.

Each of the amendments to our articles of incorporation must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our capital stock entitled to vote at the Annual Meeting. The amendment to our non-employee director restricted stock plan must be approved by the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting.

The Company pays the costs of soliciting proxies. We have engaged Georgeson, Inc. to serve as our proxy solicitor for the Annual Meeting at a base fee of $8,500. Georgeson, Inc. will provide advice relating to the content of solicitation materials; conduct our broker search; solicit banks, brokers, institutional investors, and hedge funds to determine voting instructions; monitor voting; and deliver executed proxies to our voting tabulator. Our employees also may solicit proxies by telephone or in person. However, they will not receive additional compensation for soliciting proxies. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their expenses in so doing. Proxies are solicited to give all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, one director will be elected to serve a two-year term expiring at our 2012 Annual Meeting of Shareholders and three directors will be elected to serve three-year terms expiring at our 2013 Annual Meeting of Shareholders. This section contains information relating to the four director nominees and the directors whose terms of office continue after the Annual Meeting. The director nominees were selected by the Nominating and Corporate Governance Committee and approved by the Board for submission to the shareholders. The nominees for election are Philip A. Garcia, Jared A. Morris, Daniel Philips, and Sean M. Traynor.

Messrs. Garcia, J. Morris, Phillips, and Traynor are currently directors of the Company. Mr. J. Morris has served as a director of the Company since 2005, Mr. Phillips has served as a director since 2007 and Mr. Traynor has served as a director since 2001. Mr. Garcia was appointed to the Board in January 2010. Mr. Garcia was recommended to the Nominating and Corporate Governance Committee by Austin Young, the chairman of our Audit Committee.

The Board recommends a vote “FOR” election of each of the nominees.

Nominee to be elected for a term expiring at the Annual Meeting in 2012

Philip A. Garcia, CPA, age 53, was appointed as a director of the Company effective January 1, 2010. He retired from the Erie Insurance Group in April, 2009, where he served as executive vice president and chief financial officer for the final 12 years of his 28-year career with that company. Erie Insurance Group is the 14th largest writer of private passenger automobile insurance and the 18th largest writer of property and casualty insurance in the United States. Mr. Garcia serves on the board of directors of Donegal Group, Inc., a property and casualty insurance holding company. He is licensed as a Certified Public Accountant in Pennsylvania.

Mr. Garcia possesses a strong public property and casualty insurance company financial, accounting, and investment management background as evidenced by his prior service as chief financial officer of Erie Insurance Group. He brings to the Board substantial experience in the insurance industry, including a strategic understanding of property and casualty company operations, as well as an understanding of the current economic and other challenges facing this industry. He, along with Mr. Young, serves as one of the Audit Committee’s designated “financial experts.”

Nominees to be elected for terms expiring at the Annual Meeting in 2013

Jared A. Morris, age 34, has served as director of the Company since September 2005. Since 2002, he has been an officer and a principal owner of Marine One Acceptance Corp., and Dumont Land, LLC, both of which are specialty finance companies. He also serves as the managing member of Dumont Management Group, LLC, a privately held company that provides management services to various affiliated finance and investment companies. He serves on the boards of directors of First National Bank of DeRidder and Beauregard Memorial Hospital. Jared A. Morris is the son of Millard E. Morris.

Mr. J. Morris has been the chair of the Nominating and Corporate Governance Committee since the Company’s initial public offering in 2005 and has taken the lead in developing and maintaining the Company’s corporate governance policies and practices, which has included his role in our corporate governance review in 2009. His experience and training in financial and credit management, as well as business investment, also enhance the Board’s business sophistication.

Daniel Phillips, age 63, is President and Chief Executive Officer of PAX, Inc., a supplier of fabricated heavy industrial steel to the petrochemical, petroleum refining, and power industries headquartered in Baton Rouge, Louisiana. Mr. Phillips founded PAX, Inc. in 1979, and has been an owner and officer of that company since that time.

Mr. Phillips brings to the Board substantial experience as the founder and chief executive officer of an industrial company that typifies many of the Company’s insurance clients. His experience as a CEO provides him with a unique perspective on issues affecting the Company and its clients.

Sean M. Traynor, age 41, has served as a director of the Company since April 2001. He is currently a general partner of Welsh, Carson, Anderson & Stowe, a private equity investment firm that he joined in 1999. Mr. Traynor also serves on the boards of directors of Universal American Financial Corporation, Select Medical Corporation, AGA Medical Holdings, Inc., and several private companies. He previously served on the boards of directors of AmCOMP Incorporated and Ameripath, Inc.

Mr. Traynor has nine years of experience as a director of the Company and experience as a partner in a firm that acquires and manages insurers and healthcare providers. Mr. Traynor’s exposure to companies in the insurance and healthcare industries provides valuable insight to the Board regarding industry trends that affect the Company.

Current Directors whose terms expire at the Annual Meeting in 2012

Millard E. Morris, age 65, founded the Company in 1985, and was its Chairman, Chief Executive Officer, and principal shareholder until it was sold to a private investment group in 1997. He served on the Board from 1985 until 2005, and was re-elected to the Board in June 2007. He also serves as an officer of Dumont Management Group, LLC, a privately held company that provides management services to various affiliated finance and investment companies. Millard E. Morris is the father of Jared A. Morris.

Mr. M. Morris’ experience as founder and former Chief Executive Officer of the Company and his long-term service as a director give him unique knowledge of the opportunities and challenges associated with the Company’s business. His familiarity with the Company and the insurance industry makes him uniquely qualified to serve as a director of the Company.

Randy Roach, age 58, has served as a director of the Company since March 2007. Mr. Roach has served as the Mayor of Lake Charles, Louisiana since 2000, and is a former member of the House of Representatives of the Louisiana Legislature. He is a member of the board of directors of The First National Bank of Louisiana and has been a member of the Louisiana State Bar Association since 1976.

Mr. Roach’s experience as a government official brings valuable insight to the Board given the Company’s operations in a highly regulated industry. Mr. Roach’s background as an attorney and his degree in accounting also bring valuable experience to the Board and the Audit Committee.

Current Directors whose terms expire at the Annual Meeting in 2011

C. Allen Bradley, Jr., age 58, has served as Chairman of the Board since October 2005, Chief Executive Officer since December 2003 and President since November 2002. Mr. Bradley has served as a director since June 2003. He joined the Company in 1994, and in addition to the positions described above, Mr. Bradley has served in various other executive capacities, including General Counsel, Chief Operating Officer, and Secretary. He has also managed various departments of the Company, including underwriting operations and safety services. Prior to joining the Company, he was engaged in the private practice of law.

Mr. Bradley’s over 15 years of experience with the Company, culminating in his service as the Company’s President and Chief Executive Officer, gives him unique knowledge of the Company’s business and the insurance industry. His long-term experience with the Company in various roles provides valuable insight about operational and strategic matters impacting the Company.

Austin P. Young III, CPA, age 69, has served as a director of the Company since November 2005. Mr. Young served as senior vice president, chief financial officer, and treasurer of CellStar Corporation, a logistics service provider to the wireless communications industry, from 1999 until his retirement in December 2001. From 1996 to 1999, he served as executive vice president-finance and administration of Metamor Worldwide, Inc. Mr. Young was also senior vice president and chief financial officer of American General Corporation for more than eight years, and was a partner in the Houston and New York offices of KPMG LLP for 12 years before joining American General Corporation. Mr. Young currently serves as a director and chairman of the audit committees of Administaff, Inc. and Tower Group, Inc. He holds an accounting degree from the University of Texas and is licensed as a Certified Public Accountant in Texas and New York. He is a member of the Houston and State Chapters of the Texas Society of Certified Public Accountants, the American Institute of Certified Public Accountants, and Financial Executives International.

Mr. Young’s significant experience as a partner at an international accounting firm and in senior financial positions at various companies provides a solid background for him to advise and consult with the Board on financial and audit-related matters as chair of the Audit Committee and to serve as one of the Audit Committee’s designated financial experts. Additionally, his service on two other public company boards, including one in the insurance industry, provides valuable insight as to current trends in the insurance industry and in public company governance.

PROPOSAL 2

AMENDMENT OF ARTICLES OF INCORPORATION

TO REFLECT CHANGES IN TEXAS LAW

Background

Our current articles of incorporation were adopted by our shareholders in October 2005. We refer to these articles of incorporation as our Current Articles. Since our Current Articles were adopted, Texas law governing corporations has been amended by the adoption of the Texas Business Organizations Code, which we refer to as the TBOC. Effective January 1, 2010, the TBOC replaced the Texas Business Corporation Act and certain other Texas corporate statutes governing our affairs. As a result, we are currently subject to the TBOC regardless of whether our shareholders approve this amendment.

The TBOC was adopted as part of a legislative effort to reorganize all Texas statutes into centralized codes grouped by subject matter. The stated purpose of the TBOC is to rearrange the disparate business statutes into a more logical order, employ a consistent format and numbering system, eliminate duplicative and ineffective provisions and restate the law in modern American English. Generally, the TBOC is not intended to effect substantive changes in the Texas law governing business organizations.

In March 2010, our Board approved an amendment to our Current Articles to reflect these changes in Texas law. As proposed, our Current Articles will be renamed “Certificate of Formation” and will be amended in the form attached as Appendix A, subject to shareholder approval. Our Board has determined that this amendment is advisable and in the best interests of the Company and our shareholders, and has submitted the amendment to be voted on by our shareholders at the Annual Meeting.

Proposed Amendment

The following table sets forth a general description of the proposed amendment to our Current Articles. The full text of our new proposed certificate of formation is attached as Appendix A.

Current Articles	Proposed Amendment
Article II (Duration)	The TBOC provides that perpetual existence is the default rule for Texas corporations. Therefore, current language concerning perpetual duration is redundant and will be deleted. This article will be updated to clarify that we are a for-profit corporation.

Article III (Purpose)	This article will be amended to refer to the TBOC.

Article IV (Capitalization)	This article will be amended to refer to the TBOC and update article references. This article will also be amended as contemplated by Proposal 3 to reduce the number of authorized shares of our capital stock.

Article V (Commencement of Business)	This article, which provides that the Company will not commence business until it has received consideration for the issuance of its shares, will be deleted because the TBOC does not require the inclusion of this type of provision.

Article VIII (Directors)	This article will be amended to include the names of our current directors and will be renumbered as Article VII.

Article XIV (Indemnification)	This article will be amended to refer to the TBOC and update article references and will be renumbered as Article XIII.

Article XV (No Monetary Liability of Directors to Shareholders)	This article will be amended to refer to the TBOC and update article references and will be renumbered as Article XIV.

Article XVI (Amendment)	This article will be amended to update article references and will be renumbered as Article XV.

Article XVII (Shareholder Action by Written Consent)	This article will be amended to refer to the TBOC and delete unnecessary, ineffective or otherwise inappropriate language. This article will be renumbered as Article XVI.

The proposed certificate of formation set forth in Appendix A also reflects the amendment to our Current Articles contemplated by Proposal 3 to reduce the number of authorized shares of our capital stock. If this Proposal 2 is approved by our shareholders, but Proposal 3 is not approved, then the amendment to our Current Articles will be revised accordingly.

Reasons for the Amendment

We are proposing to amend our Current Articles to conform to the TBOC and delete any provisions that are unnecessary, ineffective or otherwise inappropriate as a result of the TBOC. We are currently subject to the TBOC regardless of whether our shareholders approve this amendment. As a result, if our shareholders do not approve this amendment, it is likely that our Board will resubmit this proposal next year.

Required Vote

Approval of this amendment to our Current Articles requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our capital stock entitled to vote at the Annual Meeting. If this proposal is approved, the amendment will become effective upon filing with the Texas Secretary of State.

The Board Unanimously Recommends a Vote “FOR” the Amendment of our Articles of Incorporation to Reflect Changes in Texas Law

PROPOSAL 3

AMENDMENT OF ARTICLES OF INCORPORATION

TO REDUCE AUTHORIZED SHARES OF CAPITAL STOCK

Background

In 1998, our shareholders approved an amendment to our articles of incorporation to authorize the issuance of several series of preferred stock and a class of non-voting common stock in connection with a financing transaction. In 2005, in connection with our initial public offering, our shareholders approved an amendment to our articles of incorporation to authorize the issuance of a class of junior preferred stock. As of December 31, 2009, we have repurchased, redeemed, or exchanged for shares of our common stock all of the outstanding shares of preferred stock, which have been canceled and may not be reissued. Further, no shares of our non-voting common stock have been issued.

As a result of the foregoing, our articles of incorporation currently authorize us to issue a total of 69,000,000 shares of capital stock, consisting of:

•	3,000,000 shares of preferred stock, par value $0.01 per share, of which:

•	1,500,000 shares are designated as Series A preferred stock; and

•	1,500,000 shares are designated as Series B preferred stock;

•	500,000 shares of convertible preferred stock, par value $0.01 per share, of which:

•	300,000 shares are designated as Series C convertible deferred pay preferred stock; and

•	200,000 shares are designated as Series D non-voting convertible deferred pay preferred stock;

•	500,000 shares of Series E preferred stock, par value $0.01 per share;

•	10,000,000 shares of junior preferred stock, par value $0.01 per share;

•	5,000,000 shares of convertible non-voting common stock, par value $0.01 per share; and

•	50,000,000 shares of common stock, par value $0.01 per share.

As of the date of this proxy statement, there are no shares of any series or class of our preferred stock, junior preferred stock, or non-voting common stock outstanding.

In March 2010, our Board approved an amendment to our articles of incorporation to reduce the number of authorized shares of preferred stock and to eliminate the authorized shares of non-voting common stock, subject to shareholder approval. Our Board has determined that this amendment is advisable and in the best interests of the Company and our shareholders, and has submitted the amendment to be voted on by our shareholders at the Annual Meeting.

Proposed Amendment

If our shareholders approve the amendment to our articles of incorporation, the number of authorized shares of our capital stock will be reduced and, in connection therewith:

•	our existing class of non-voting common stock will be eliminated;

•	our existing series of preferred stock will be eliminated; and

•	our existing junior preferred stock will be redesignated as preferred stock.

If Proposal 3 is approved, our total number of authorized shares will be reduced to 60,000,000 shares, consisting of:

•	10,000,000 shares of preferred stock, par value $0.01 per share; and

•	50,000,000 shares of common stock, par value $0.01 per share.

A copy of the proposed amendment to our articles of incorporation is attached as Appendix A. The proposed amendment in Appendix A also reflects the amendment to our articles of incorporation contemplated by Proposal 2 to reflect changes in Texas law. If this Proposal 3 is approved by our shareholders, but Proposal 2 is not approved, then the amendment to our articles of incorporation will be revised accordingly.

Reasons for the Amendment

We are proposing to amend our articles of incorporation to simplify our capital structure and reduce the total number of authorized shares of our capital stock.

The series of preferred stock and class of non-voting common stock that will be eliminated if this Proposal 3 is approved by our shareholders were originally approved in connection with a financing transaction at a time in which we were a privately owned company. Since that time, all outstanding shares of preferred stock have been repurchased, redeemed, or exchanged for shares of our common stock in accordance with the terms of our articles of incorporation. Under the terms of our articles of incorporation, we are not permitted to reissue these shares. Additionally, our non-voting common stock was authorized for issuance upon the conversion of shares of a series of preferred stock that will be eliminated. Accordingly, our Board does not believe that we will issue any shares of these series of preferred stock or the non-voting common stock in the future.

The designation of our junior preferred stock will be changed to preferred stock if our shareholders approve this Proposal 3. If the series of preferred stock described above are eliminated, we will only have one class of preferred stock and there will be no need to distinguish it as junior preferred stock.

Required Vote

Approval of this amendment to our articles of incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our capital stock entitled to vote at the Annual Meeting. If this proposal is approved, the amendment will become effective upon filing with the Texas Secretary of State.

The Board Unanimously Recommends a Vote “FOR” the Amendment of our Articles of Incorporation to Reduce our Authorized Shares of Capital Stock

PROPOSAL 4

AMENDMENT OF NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK PLAN

Background

The AMERISAFE, Inc. Non-Employee Director Restricted Stock Plan, which we refer to as the Director Plan, was approved by our Board and shareholders in 2005. The Director Plan currently authorizes the issuance of up to 50,000 shares of our common stock, of which 27,033 shares had been issued as of April 22, 2010.

Under the existing Director Plan, each non-employee director is automatically granted a restricted stock award for a number of shares of our common stock equal to $15,000 divided by the closing price of our common stock on the date of our annual meeting of shareholders. Each restricted stock award vests on the date of the next annual meeting of shareholders following the date of grant, subject to the continued service of the non-employee director.

If a non-employee director is elected to the Board other than at an annual meeting of shareholders, the non-employee director receives a pro-rated grant of restricted stock based upon the number of months of service until the next annual meeting of shareholders.

In March 2010, our Board approved an amendment to the Director Plan to increase the number of shares available for issuance and increase the dollar value of annual grants to directors. Our Board has determined that the amendment to the Director Plan is advisable and in the best interests of the Company and our shareholders, and has submitted the amendment to be voted on by our shareholders at the Annual Meeting.

Proposed Amendment

If our shareholders approve the amendment to the Director Plan, the following changes will be made:

•	the value of the initial and annual grants of restricted stock to non-employee directors will be increased from $15,000 to $30,000; and

•

the maximum number of shares of our common stock available for issuance under the Director Plan will be increased by 77,033 shares to a total of 127,033 shares, subject to the authority of our Board to adjust this amount in the event of a merger, consolidation, reorganization, stock split, combination of shares, recapitalization, or similar transaction affecting our common stock. As of April 22, 2010, this increase would result in 100,000 shares being available for issuance under the Director Plan.

If approved, each of our current non-employee directors would receive an annual grant of restricted stock with a value of $30,000 at the time of our Annual Meeting. A copy of the Director Plan, as proposed to be amended, is attached as Appendix B.

Reasons for the Amendment

We are proposing to increase the value of the initial and annual grants of restricted stock to our non-employee directors to more closely align the total compensation paid to our non-employee directors with market practice at public companies similar to ours. Our Board engaged a compensation consultant to assist in determining a market-competitive amount for the equity component of non-employee director compensation. The current value of the initial and annual grants of restricted stock were established in 2005 at the time of our initial public offering. The equity component of our non-employee director compensation has not been adjusted since that time.

We are proposing to increase the maximum number of shares available for issuance under the Director Plan to ensure that we have sufficient shares available for restricted stock awards to our non-employee directors, particularly in light of the proposed increase in the value of the initial and annual restricted stock awards.

Eligibility; Administration and Terms

The Director Plan provides for the automatic grant of awards to our non-employee directors. Currently, we have seven non-employee directors who are eligible to receive restricted stock awards under the Director Plan.

The Director Plan is administered by the Compensation Committee. Restricted stock awards to non-employee directors are generally subject to terms including non-transferability, immediate vesting upon death or total disability of a director, forfeiture of unvested shares upon termination of service by a director, and acceleration of vesting upon a change in control of the Company.

Required Vote

Approval of the amendment to our Director Plan requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting.

The Board Unanimously Recommends a Vote “FOR” the Amendment of the Non-Employee Director Restricted Stock Plan

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010. The Board is asking shareholders to ratify this appointment. Although SEC regulations and the Nasdaq listing requirements require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders. Accordingly, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

The Board recommends a vote “FOR” Ratification of the

Appointment of Ernst & Young LLP as the Company’s

Independent Registered Public Accounting Firm for 2010

THE BOARD, ITS COMMITTEES, AND ITS COMPENSATION

Board of Directors

The Board presently consists of eight members, seven of whom are non-employee directors. It is divided into three classes of directors, with each class serving three-year terms. The term of one class expires at each annual meeting of shareholders of the Company.

Director Compensation

Cash Compensation. In 2009, each non-employee director of the Company received an annual cash retainer of $35,000. Directors who are employees of the Company do not receive additional compensation for serving as directors. The chairs of the Audit and Compensation Committees received an additional annual cash retainer of $15,000 and each other member of the Audit and Compensation Committees received an additional annual cash retainer of $5,000. The chairs of the Nominating and Corporate Governance Committee and the Investment Committee each received an additional cash retainer of $5,000. In 2009, in connection with a corporate governance review, the Board approved special cash awards to the chairman and members of the Nominating and Corporate Governance Committee and the chairman of the Audit Committee. The Company reimburses all directors for reasonable out-of-pocket expenses incurred in connection with their service as directors.

Stock-Based Compensation. Under our Non-Employee Director Restricted Stock Plan, non-employee directors receive an annual award of restricted stock equal to $15,000 divided by the closing price of our common stock on the date of the annual meeting of shareholders at which the non-employee director is elected or is continuing as a member of the Board. Non-employee directors who are first elected or appointed to the Board other than at an annual meeting of shareholders receive a pro rata restricted stock grant. In either case, these shares of restricted stock vest at the next annual meeting of shareholders.

The following table sets forth information regarding the compensation of our non-employee directors for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Jared A. Morris (2)	$60,000	$14,990	$74,990
Millard E. Morris	40,000	14,990	54,990
Daniel Phillips (2)	45,000	14,990	59,990
Randy Roach	40,000	14,990	54,990
Sean M. Traynor (2)	55,000	14,990	69,990
Austin P. Young (2)	60,000	14,990	74,990
Thomas W. Hallagan (3)	22,500	—	22,500

(1)	At market close on June 15, 2009, each non-employee director was granted 974 shares of restricted stock. The grant date fair value of each award, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”), was $14,990. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 for information regarding the assumptions made in determining these values. As of December 31, 2009, each non-employee director held 974 shares of restricted stock.
(2)	Cash compensation includes special awards related to corporate governance review as follows: Mr. J. Morris ($15,000); Mr. Phillips ($5,000); Mr. Traynor ($5,000); and Mr. Young ($10,000).
(3)	Mr. Hallagan’s term as a director of the Company expired at the 2009 Annual Meeting of Shareholders.

Changes in Director Compensation. In March 2010, the Board approved changes in non-employee director cash compensation, effective immediately. The annual cash retainers for the chairs of the Audit, Nominating and

Corporate Governance, and Investment Committees were increased to $20,000, $10,000, and $10,000, respectively. The annual cash retainer for the chair of the Compensation Committee was decreased to $10,000. In addition to annual cash retainers of $5,000, each other member of the Audit, Compensation, Investment, and Nominating and Corporate Governance Committees will receive $1,000 for each committee meeting attended in excess of four meetings per committee per calendar year.

Additionally, in March 2010, our Board approved an amendment to the non-employee director restricted stock plan to increase the dollar value of annual grants of restricted stock to non-employee directors, and has submitted the amendment to be voted on by our shareholders at the Annual Meeting. If Proposal 4 is approved, the dollar value of the annual equity award will be increased to $30,000.

Corporate Governance and Risk Management

The Board and senior management of the Company believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility, and ethical conduct throughout the Company. Consistent with these principles, the Company has, among other things, adopted:

•	corporate governance guidelines that describe the principles under which the Board operates;

•	a code of business conduct and ethics applicable to all employees; and

•	written charters for its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Investment Committee.

Our corporate governance guidelines, code of business conduct and ethics, and committee charters are available on the Company’s website (www.amerisafe.com) in the Investor Relations section. Copies of these documents are also available upon written request to the Company’s Secretary. The Company will post information regarding any amendment to, or waiver from, its code of business conduct and ethics on its website in the Investor Relations section.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interests of the Company and as appropriate to comply with any new SEC or Nasdaq listing requirements.

The Board also views risk management as one of its primary responsibilities. Its independent directors meet in private session prior to the commencement of regular Board meetings. During those sessions the independent directors receive presentations on risk-related topics from the Company’s management, including its Senior Vice President, Enterprise Risk Management. Additionally, the Board monitors risks arising from financial reporting and controls through its Audit Committee and risks relating to its investments through its Investment Committee.

The Company’s Chief Executive Officer also serves as Chairman of the Board. The Board views this arrangement as providing an efficient nexus between the Company and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling the Chairman to bring Company-related areas of concern before the Board in a timely manner. Our non-employee directors collaborate with the Chairman of the Board to determine agendas and establish Board priorities and strategic direction.

The Board has not elected an independent lead director. The Board has established a policy that its independent directors meet in executive session, without the presence of members of senior management or the chairman of the Board, at each regularly scheduled meeting of the full Board. The chairs of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Investment Committee each preside as chair at meetings of independent directors at which the principal items to be considered are within the scope of the authority of their committee. This approach is intended to provide leadership at all meetings of independent directors without the need to designate a single lead independent director.

Director Independence

As part of the Company’s corporate governance guidelines, the Board has established a policy requiring a majority of the members of the Board to be independent, as that term is defined in the Nasdaq listing requirements. The Board has determined that each of its non-employee directors, Mr. Garcia, Mr. J. Morris, Mr. M. Morris, Mr. Phillips, Mr. Roach, Mr. Traynor, and Mr. Young, is independent of the Company and its management within the meaning of the Nasdaq listing requirements.

Board Meetings

The Board held eight meetings during 2009. Each director serving on the Board in 2009 attended at least 75% of the total number of meetings of the Board and committees on which he served. Under the Company’s corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his responsibilities and to rigorously prepare for and attend and participate in all Board meetings and meetings of Board committees on which he serves.

Annual Meetings of Shareholders

The Company’s directors are encouraged to attend our annual meetings of shareholders, however, we do not currently have a policy relating to directors’ attendance at these meetings. One member of the Board attended the 2009 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee currently consists of Mr. Young (Chair), Mr. Garcia, Mr. J. Morris, and Mr. Roach. The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. The functions and responsibilities of the Audit Committee include:

•

establishing, monitoring, and assessing the Company’s policies and procedures with respect to business practices, including the adequacy of the Company’s internal controls over accounting and financial reporting;

•	engaging the Company’s independent registered public accounting firm and conducting an annual review of the independence of that firm;

•	pre-approving any non-audit services to be performed by the Company’s independent registered public accounting firm;

•	reviewing the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm;

•	reviewing with the independent registered public accounting firm the scope and the planning of the annual audit;

•	reviewing the findings and recommendations of the independent registered public accounting firm and management’s response to the recommendations of that firm;

•	overseeing compliance with applicable legal and regulatory requirements, including ethical business standards;

•	establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;

•	establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	approving related party transactions exceeding $50,000 in aggregate value;

•	reviewing the adequacy of the Audit Committee charter on an annual basis;

•	supervising the Company’s internal audit department as provided in the department’s charter;

•	monitoring risks arising from financial reporting and controls; and

•	preparing the Audit Committee report to be included in our annual proxy statement.

The Audit Committee met seven times during 2009. Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board has determined that each member of the Audit Committee is “independent” as defined in the Nasdaq listing requirements. In addition, the Board has determined that Mr. Young, Mr. Garcia, Mr. J. Morris, and Mr. Roach each satisfy the SEC requirements relating to independence of audit committee members. The Board has also determined that Mr. Young and Mr. Garcia meet the requirements of an “audit committee financial expert” as defined by the rules of the SEC.

Compensation Committee

The Compensation Committee currently consists of Mr. Traynor (Chair), Mr. M. Morris, and Mr. Phillips. The Compensation Committee has sole authority for establishing, administering, and reviewing the Company’s policies, programs, and procedures for compensating our executive officers and the Board. Under its charter, the Compensation Committee may delegate its responsibilities to a subcommittee comprised of Committee members. The functions and responsibilities of the Compensation Committee include:

•	evaluating the performance of and determining the compensation for the Company’s executive officers, including its chief executive officer;

•	administering and making recommendations to the Board with respect to the Company’s equity incentive plans;

•	overseeing regulatory compliance with respect to compensation matters;

•	reviewing and approving employment or severance arrangements with senior management;

•	reviewing director compensation policies and making recommendations to the Board;

•	reviewing the executive officers’ compliance with the Company’s stock ownership guidelines;

•	reviewing the adequacy of the Compensation Committee charter on an annual basis; and

•	reviewing and approving the Compensation Discussion and Analysis and the Compensation Committee Report to be included in our annual proxy statement.

The Compensation Committee met four times during 2009. The Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing requirements.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Mr. J. Morris (Chair), Mr. Phillips, and Mr. Young. The functions and responsibilities of the Nominating and Corporate Governance Committee include:

•	developing and recommending corporate governance principles and procedures applicable to the Board and the Company’s employees;

•	recommending committee composition and assignments;

•	identifying individuals qualified to become directors;

•	recommending director nominees;

•	recommending whether incumbent directors should be nominated for re-election to the Board;

•	reviewing the adequacy of the Nominating and Corporate Governance Committee charter on an annual basis; and

•	overseeing, at least annually, an evaluation of the performance of the Board and the Company’s management in relation to the Company’s corporate governance guidelines.

The Nominating and Corporate Governance Committee met nine times during 2009. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing requirements.

Qualifications for Director Nominees. In considering nominees for election as director, the Nominating and Corporate Governance Committee considers a number of factors, including the following:

•	personal and professional qualities, characteristics, attributes, accomplishments, and reputation in the business community, insurance industry, and otherwise;

•	reputation in a particular field or area of expertise;

•	experience as a senior executive of a company or other organization of comparable size to the Company;

•	current knowledge and relationships in the markets and regions in which the Company does business and in the insurance industry and other industries relevant to the Company’s business;

•	the ability to exercise sound business judgment;

•	the ability and willingness to commit to participate in activities of the Board, including attendance at, and active participation in, meetings of the Board and its committees;

•

the skills and personality of the nominee and how the Committee perceives the nominee will be a fit with existing directors and other nominees in maintaining a Board that is collegial and responsive to the needs of the Company and its shareholders;

•	the ability and willingness to represent the best interests of all of the Company’s shareholders;

•	consistent demonstration of integrity;

•	increasing the diversity of viewpoints, background, and experience in addition to those of existing directors and other nominees; and

•	whether the nominee would meet the independence criteria of the Nasdaq listing requirements applicable to the Company and the rules promulgated by the SEC.

The Nominating and Corporate Governance Committee will also consider other criteria for director candidates included in its committee charter, the Company’s corporate governance guidelines, or as may be established from time to time by the Board. The Nominating and Corporate Governance Committee has not adopted a separate policy pertaining to the consideration of diversity in the selection of nominees to the Board. The Nominating and Corporate Governance Committee will identify nominees based upon recommendations by members of the committee or other Board members, members of the Company’s management, or, as discussed below, by shareholders of the Company. Upon identification of a potential nominee, members of the Nominating and Corporate Governance Committee will interview the candidate, and based upon that interview, will make its recommendation to the Board.

Shareholder Recommendations. The Nominating and Corporate Governance Committee will evaluate any director candidates recommended by a shareholder according to the same criteria as a candidate identified by the

Nominating and Corporate Governance Committee. The Company has never received a recommendation for a director candidate from our shareholders. In considering director candidates recommended by shareholders, the Nominating and Corporate Governance Committee will also take into account such additional factors as it considers relevant, including:

•	the personal and professional qualities, characteristics, attributes, accomplishments, and reputation of the candidate being submitted for consideration;

•	the investment the shareholder submitting the director candidate has in the Company;

•	the length of time that the submitting shareholder has been a shareholder of the Company; and

•	whether the director candidate is “independent” as determined in accordance with the rules promulgated by the SEC, the Nasdaq listing requirements and the Company’s corporate governance guidelines.

Shareholders may recommend candidates at any time, but to be considered by the Nominating and Corporate Governance Committee for inclusion in the Company’s proxy statement for the next annual meeting of shareholders, recommendations must be submitted in writing no later than 150 calendar days before the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders. A shareholder’s notice must contain the following:

•

the name of the shareholder recommending the director candidate for consideration, the name of the director candidate, and the written consent of the shareholder and the director candidate to be publicly identified;

•

a written statement by the director candidate agreeing to be named in the Company’s proxy materials and to serve as a member of the Board (and any committee of the Board to which the director candidate is assigned to serve by the Board) if nominated and elected;

•

a written statement by the shareholder and the director candidate agreeing to make available to the Nominating and Corporate Governance Committee all information reasonably requested in connection with the Nominating and Corporate Governance Committee’s consideration of the director candidate; and

•

the director candidate’s name, age, business and residential address, principal occupation or employment, number of shares of the Company’s common stock and other securities beneficially owned, a resume or similar document detailing personal and professional experiences and accomplishments, and all other information relating to the director candidate that would be required to be disclosed in a proxy statement or other filing made in connection with the solicitation of proxies for the election of directors pursuant to the Securities Exchange Act of 1934, as amended, the rules of the SEC and the listing requirements and other criteria established by Nasdaq.

The shareholder’s notice must be signed by the shareholder recommending the director candidate for consideration and sent to the following address: AMERISAFE, Inc., 2301 Highway 190 West, DeRidder, Louisiana 70634, Attn: Corporate Secretary (Nominating and Corporate Governance Committee Communication / Director Candidate Recommendation).

Investment Committee

The Investment Committee currently consists of four directors, Mr. Bradley (Interim Chair), Mr. Garcia, Mr. M. Morris, and Mr. Roach. The functions and responsibilities of the Investment Committee include:

•

establishing and maintaining a written investment policy for the Company consistent with our strategies, goals, and objectives, which investment policy and any amendments must be reviewed and approved by the Board;

•	reviewing the investment strategy relative to our investment policy;

•	reviewing the performance of our investment managers;

•	monitoring investment risk arising from the Company’s investment portfolio; and

•	reviewing our investment activities and performance at least quarterly.

The Investment Committee met four times in 2009.

Communications with the Board

Any shareholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o AMERISAFE, Inc., 2301 Highway 190 West, DeRidder, Louisiana 70634, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-employee directors, or a specific director.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives

Our compensation program is intended to attract, retain, and motivate the key people necessary to enable our Company to maximize operational efficiency and profitability over the long term. Our Compensation Committee believes that executive compensation should seek to align the interests of the Company’s executives and other key employees with those of the Company and its shareholders. Our compensation program is also designed to differentiate compensation based upon individual contribution, performance, experience, and tenure with our Company.

In establishing compensation, the Compensation Committee seeks to provide employees, including our executive officers, with a competitive total compensation package. The Compensation Committee sets compensation in this manner to ensure that our compensation practices do not put the Company at a disadvantage in attracting and retaining executives and other employees, while also ensuring a competitive cost structure for our Company.

Compensation Committee

Our compensation program for executives is designed and implemented under the direction of our Compensation Committee, which is composed of three independent directors. For additional information regarding our Compensation Committee, its authority, and responsibilities, see “The Board, Its Committees, and Its Compensation—Compensation Committee” on page 14 of this proxy statement.

In late 2009, the Committee interviewed three compensation consulting firms, including Longnecker & Associates. The Committee interviewed Longnecker based on the recommendation of Austin Young, a director and chair of our Audit Committee. The Compensation Committee engaged Longnecker to conduct a compensation survey using an identified industry peer group. This survey addressed compensation for both executive officers and the Board. This survey information was not used to determine base salaries or incentive award opportunities for our executives in 2009. For additional information regarding this survey, see “—2009 Compensation Survey” below.

Executive Compensation Programs and Policies

The components of our executive compensation program provide for a combination of fixed and variable compensation. As described in more detail below, these components are:

•	base salary;

•	annual incentive compensation;

•	long-term equity-based incentive compensation;

•	broad-based employee benefits; and

•	severance benefits and limited other perquisites.

Base Salary. Base salaries are determined on the basis of management responsibilities, level of experience, and tenure with our Company, as well as internal and market comparisons. In setting base salaries for the executive officers of the Company, the Compensation Committee seeks to provide a reasonable level of fixed compensation that we believe is competitive with base salaries for comparable positions at similar companies. In determining base salaries, the Committee also takes into account such factors as local cost of living, regional lifestyle, and corporate environment. At the request of the Committee, Allen Bradley, our Chief Executive Officer, makes recommendations annually with respect to changes in base salary for our executive officers, other than for himself, as well as for other members of the senior management. Neither our Chief Executive Officer nor any other executive officer participates in the Committee’s decisions regarding the base salaries of our executive officers.

Annual Incentive Compensation. The Compensation Committee believes that annual incentive compensation is a key element of the total compensation of each executive officer. The Compensation Committee also believes that placing a significant portion of executive compensation at risk each year, subject to the results of Company and individual performance, appropriately motivates executives to achieve the Company’s financial and operational objectives, thereby enhancing shareholder value. As an executive or other key employee progresses to greater levels of responsibility within the Company, the Compensation Committee believes that the annual incentive award should represent an increasing portion of total direct compensation.

The AMERISAFE, Inc. Management Annual Incentive Plan (“Annual Incentive Plan”) was developed by the Compensation Committee in 2008 with the assistance of Schiffers Associates, a compensation consulting firm. Under the Annual Incentive Plan, annual awards are made based on achievement of Company financial and operational objectives and individual performance goals. In establishing financial and operational objectives, the Committee primarily focuses on return on average equity (calculated on a GAAP basis), gross written premium, and net combined ratio. Although the Compensation Committee has retained discretion in paying incentive awards, it has established target awards of up to 100% of base salary for our Chief Executive Officer, up to 70% of base salary for our Chief Operating Officer, and up to 60% of base salary for each of our other executive officers.

The Committee has not adopted a formal policy regarding recovery of incentive awards for fiscal years for which financial results are later restated. While not anticipated, the Committee would expect to consider any restatement in exercising its discretion in connection with determining the payout of incentive and other compensation awards for executives in the period immediately following such a restatement.

Long-term Incentive Compensation. In connection with our initial public offering in November 2005, the Board and our shareholders approved our Equity Incentive Plan. The Equity Incentive Plan is administered by the Committee and is designed to provide incentive compensation to executive officers and other key employees. Grants of stock options under the Equity Incentive Plan are designed to align the interests of management with those of our shareholders and are intended as a long-term incentive for future performance. To date, all option grants that have been awarded under our Equity Incentive Plan have been “non-qualified” stock options, thereby providing us with the ability to realize tax benefits upon the exercise of these option awards. The Committee also views these awards as an additional means to encourage management retention.

Our Chief Executive Officer and two other executive officers who were employed by the Company at the time of our initial public offering in November 2005 received significant stock option grants at that time. These executive officers have not received additional option grants since the initial public offering. Since our initial public offering, we have made option grants to newly hired executive officers and to our current Chief Financial Officer in connection with her promotion to that position.

When making equity-based incentive awards to executive officers, the Committee takes into consideration the dates on which the Company expects to make public announcements regarding earnings as well as other events or circumstances that have not been publicly announced that may be deemed material. The Compensation Committee’s policy is to make discretionary equity-based incentive awards only during periods in which executive officers and directors are permitted to make open market purchases and sales of Company securities.

The Compensation Committee has not addressed the issue of whether the cumulative value of prior equity awards should be considered in making future awards. However, our Compensation Committee intends to make appropriate executive compensation decisions annually, so that our executives receive a total compensation package that is both competitive, and has a significant component at risk. The increase in the value of equity awards is directly linked to an increase in shareholder return, subject to continued employment by our executives with respect to unvested equity awards. The Committee believes, as a general matter, that this positive result should not negatively impact future compensation decisions.

Employee Benefits. We do not provide our executives or other employees with defined pension benefits, supplemental retirement benefits, post-retirement payments, or deferred compensation programs. We do provide a 401(k) defined contribution plan that is available to all employees. We match 50% of employee contributions up to 4% of compensation for participating employees, subject to limitations under applicable law. Our executives and other employees are fully vested in Company contributions to this plan after five years. We also provide health, life, and other insurance benefits to our executives on the same basis as our other full-time employees.

Severance and Change-in-Control Benefits. We have employment agreements with each of our executive officers. Among other things, these employment agreements provide each executive officer with severance compensation consisting of cash severance payments paid in monthly installments and continued health benefits for a period of 12 months (18 months for our Chief Executive Officer), in the event that an executive’s employment is terminated by us without cause or by the executive under certain circumstances. The cash severance payment for the covered executives (other than our Chief Executive Officer) is an amount equal to the officer’s then current annual base salary plus the average of the three most recent annual incentive bonuses received by the executive. For our Chief Executive Officer, the cash severance payment is one and one-half times the amount described in the preceding sentence. These employment agreements also provide that the terminated executive will not engage in activities that are competitive with our business for 12 months (18 months for our Chief Executive Officer). For additional information regarding the employment agreements with our executives, see “Executive Compensation—Employment Agreements” on page 26 of this proxy statement.

Under the terms of our Equity Incentive Plan and the related award agreements, unvested stock options and restricted stock awards become fully vested upon a change in control of the Company. Under the Annual Incentive Plan our executives would be entitled to receive a prorated portion of the executive’s target incentive award for the year in which a change in control occurs.

The Compensation Committee believes that these benefits are necessary and appropriate in order to attract and retain qualified executive officers insofar as these benefits are generally made available by other companies. In addition, the Compensation Committee recognizes that it may be difficult for our executive officers to find comparable employment in a short period of time and therefore these benefits address a valid concern, making an executive position with our Company more attractive. These issues are particularly significant to us, given that our corporate headquarters are not located in a major metropolitan area and it is unlikely that our executives could secure comparable employment without relocating to another city.

Executive Perquisites. Executive compensation also includes a limited number of perquisites that have historically been provided to our executives and that the Committee believes enhance our ability to attract and retain qualified executives. These perquisites include car allowances, disability insurance, reimbursement for annual medical examinations, and limited club memberships. Our executive officers are also permitted to accrue unused vacation on a more favorable basis than that available to other Company employees. Our employees (other than executive officers) are permitted to accrue up to 150% of their annual vacation time. Our executive officers are permitted to accrue up to 200 hours of vacation, a limit slightly higher than the 180 hour maximum available to employees with more than ten years of service. The Compensation Committee believes that this policy is appropriate given that the management responsibilities of our executive officers often do not permit them the flexibility to utilize their vacation time on an annual basis. For additional information regarding perquisites provided to our executives, see “Executive Compensation—All Other Compensation” on page 25 of this proxy statement.

Stock Ownership Guidelines. The Compensation Committee has approved stock ownership guidelines for our executive officers. The target ownership by our Chief Executive Officer is a dollar amount equal to three times his average base salary and annual incentive bonus for the three immediately preceding calendar years. The target ownership for each of our other executive officers is a dollar amount equal to two times their average base salary for the three immediately preceding calendar years (or, if less, all complete calendar years employed by the Company). All forms of Company equity, whether vested or unvested, including common stock, restricted stock, and stock options, are counted for purposes of determining compliance with the ownership guidelines.

In determining whether an executive meets the applicable guideline, the value of shares of common stock, including restricted stock and shares purchased by executives in the open market, is based upon the closing price of our common stock on the last trading day of the most recent calendar year. In addition, the value of stock options is equal to the greater of (a) the value of the award on the date of grant calculated in accordance with the Black-Scholes-Merton option pricing model and (b) the difference between the applicable exercise price and the closing price of our common stock on the last trading day of the most recent calendar year.

Until an executive officer meets the ownership target provided under the guidelines, he or she is required to retain all shares received under the Company’s compensation plans, except for shares sold to pay the exercise price, if any, and to satisfy tax obligations. After an executive meets the applicable guideline, he or she is required to retain 20% of any shares obtained by exercising a stock option or vesting of a restricted stock award, net of shares sold to pay the exercise price, if any, and to satisfy tax obligations.

The following table sets forth for each named executive officer the applicable stock ownership guideline and equity ownership as of December 31, 2009, measured in dollars, using the guideline methodology described above.

Executive and Principal Position	Stock Ownership Guideline	Stock Options	Other Stock	Total Ownership
C. Allen Bradley, Jr. Chairman, President, and Chief Executive Officer	$2,244,792	$4,206,930	$648,699	$4,855,629
G. Janelle Frost Executive Vice President, and Chief Financial Officer	$295,000	$595,680	$20,666	$616,346
Geoffrey R. Banta Chief Operating Officer	$533,333	$2,130,375	$173,140	$2,303,515
Craig P. Leach Executive Vice President, Sales and Marketing	$465,389	$1,704,300	$107,784	$1,812,084
Brendan Gau Executive Vice President and Chief Investment Officer	$330,000	$544,500	$179,700	$724,200

No Tax “Gross-Up” Payments. We do not provide, and no executive officer is entitled to receive, any tax “gross-up” payments in connection with compensation, severance, perquisites, or other benefits provided by the Company.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid to the chief executive officer or to any of the other three most highly compensated executive officers (other than the chief financial officer) of a public company is not deductible for federal income tax purposes unless the compensation qualifies as “performance based compensation.” Awards of stock options granted under our Equity Incentive Plan are intended to qualify for deduction under federal tax law and regulation. The Committee reviews on an annual basis the potential impact of this deduction limitation on executive compensation. Based on current compensation levels, the Committee presently believes that no action is necessary at this time. The Compensation Committee intends to continue to evaluate the Company’s potential exposure to this deduction limitation.

2009 Compensation

Base Salary. At the Compensation Committee meeting in March 2009, the Committee and Mr. Bradley discussed the then-current economic environment and the challenges facing the Company as a result of those conditions. Mr. Bradley advised the Committee that he had instructed each Company department to hold 2009 salary increases to 2.5% in the aggregate. He requested that the Compensation Committee limit any increase in base salaries for executive officers in the same manner. Mr. Bradley recommended that the Compensation Committee not increase his base salary. He also recommended that the base salaries of Mr. Banta and Ms. Frost not be increased because those executives had recently received increases in base salary in connection with promotions in November 2008. The Compensation Committee increased Mr. Leach’s base salary by 2.6% to $241,000, and increased the base salaries of two other executive officers by approximately 7%. The base salaries of these two other executive officers were increased by a larger percentage in an effort to more closely align the base salaries of our executive vice presidents. The aggregate increase in the base salaries of executive officers employed in those positions during all of 2009 was 2.6%.

2009 Annual Incentive Compensation. In March 2009, the Compensation Committee approved target award opportunities for each named executive officer, other than Mr. Gau, under our annual incentive compensation plan. The target awards were set at a percentage of the individual executive officer’s base salary and were subject to achievement of Company and individual performance goals. The Compensation Committee established the same Company performance goals for each of our executive officers and established individual performance goals for each executive officer, other than our Chief Executive Officer. The individual performance goals established were principally qualitative rather than quantitative. For our Chief Executive Officer, the Compensation Committee did not establish individual performance goals. Rather, the Compensation Committee determined to evaluate his overall performance in leading the Company during the year.

The Compensation Committee approved a target annual incentive award opportunity for Mr. Gau in connection with his joining the Company in June 2009, which award was to be prorated for time worked during 2009. The Company performance goals established for Mr. Gau were consistent with those established for the other named executive officers.

The following table sets forth the target award opportunity for each named executive officer and the weighting of Company and individual performance goals.

Executive	Target Annual Incentive Opportunity (% of base salary)	Weighting of Performance Goals
		Company Performance	Individual Performance
C. Allen Bradley, Jr.	100%	30%	70%
G. Janelle Frost	60%	50%	50%
Geoffrey R. Banta	70%	50%	50%
Craig P. Leach	60%	50%	50%
Brendan Gau	60%	50%	50%

The following table sets forth the Company performance goals established under the 2009 annual incentive compensation plan and the results achieved. The Company performance goals were equally weighted in determining overall achievement.

Goal	Satisfactory Performance	Superlative Performance	Result
Return on Average Equity	15.0%	18.0%	16.0%

Gross Written Premium	$310 million	$340 million	$256.5 million

Net Combined Ratio	91.4%	Less than 90.0%	86.9%

Achievement of individual performance goals was determined for each of our named executive officers, other than our Chief Executive Officer, by the Compensation Committee with input from our Chief Executive Officer. The Compensation Committee evaluated the performance of our Chief Executive Officer based on an assessment of his overall performance during 2009.

At its meeting in March 2010, the Compensation Committee approved annual incentive awards for our named executive officers as follows:

Executive	Award	Percent of Target Award	Percent of Total Cash Compensation
C. Allen Bradley, Jr.	$318,750	75%	42.9%
G. Janelle Frost	$105,000	100%	37.5%
Geoffrey R. Banta	$157,500	75%	34.4%
Craig P. Leach	$101,220	70%	29.7%
Brendan Gau	$46,170	90%	34.1	%(1)

(1)	The $25,000 signing bonus paid to Mr. Gau in 2009, as described below, is not included in Total Cash Compensation for purposes of this calculation.

Our named executive officers received a portion of their annual incentive as a result of achieving two of the three Company performance goals. The annual incentive award payout, as a percentage of the target award, received by each named executive officer, other than Mr. Bradley and Ms. Frost, as set forth in the table above varied based on the Compensation Committee’s assessment of achievement of individual performance goals.

The Compensation Committee evaluated Ms. Frost’s achievement of her individual performance goals, but also used its discretion to increase Ms. Frost’s award payout to 100% of her target award. The Compensation Committee determined to increase Ms. Frost’s award payout based on her performance and on the Committee’s view that Ms. Frost’s base salary (upon which the target award was based) was significantly below the Committee’s target level of base salary for her position.

Long-Term Incentive Compensation. In connection with his employment as our Executive Vice President and Chief Investment Officer, Mr. Gau was awarded options to purchase 75,000 shares of our common stock with an exercise price of $17.10, the closing price on the grant date. The option grant was part of a total compensation package negotiated with Mr. Gau to induce him to relocate and join our Company. The Committee’s purpose in granting stock options to Mr. Gau was to further align his financial interests with those of our shareholders and to provide a greater incentive to remain with our Company. The Committee also considered the relative number of stock options granted to Mr. Gau compared with our other executive officers. No other named executive officer received a stock option award in 2009.

All options that have been granted to date under our Equity Incentive Plan vest 20% each year commencing on the first anniversary of the date of grant, and if unexercised, expire on the tenth anniversary of the grant date. For additional information regarding outstanding equity awards held by our executive officers, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year End” on page 28 of this proxy statement.

Other 2009 Executive Compensation. Mr. Gau joined the Company as our Executive Vice President and Chief Investment Officer in June 2009. During 2009, the Company paid $3,655 in moving expenses on Mr. Gau’s behalf and reimbursed him for $2,359 of health insurance costs covering the period before he was qualified to participate in the Company program. In addition, under the terms of his employment agreement, Mr. Gau received a signing bonus of $25,000. This amount was intended to compensate Mr. Gau for other costs associated with his relocation to our corporate headquarters in DeRidder, Louisiana.

2009 Compensation Survey

As described above, in late 2009, the Compensation Committee retained the services of Longnecker & Associates, a compensation consulting firm, to conduct a survey (the “Survey”) of compensation practices and levels at a selected group of peer companies. The 13 companies in the Survey are all publicly traded insurance companies, including three companies that, like our Company, derive substantially all of their revenue from the workers’ compensation insurance business.

The companies in the Survey group were:

• Zenith National Insurance Corp.	• United Fire & Casualty

• Pro Assurance Corporation	• RLI Corp.

• PMA Capital Corporation	• Tower Group, Inc.

• Meadowbrook Insurance Group, Inc.	• EMC Insurance Group Inc.

• Donegal Group Inc.	• SeaBright Insurance Holding, Inc.

• First Mercury Financial Corporation	• Universal Insurance Holdings, Inc.

• Baldwin & Lyons, Inc.

The Compensation Committee did not utilize the results of the Survey in establishing base salaries or incentive award opportunities for our executive officers in 2009, because the Survey results were not received until near the end of 2009. The Compensation Committee intends to use the Survey results in determining 2010 compensation for the Company’s executive officers. The Compensation Committee utilized the Survey results in approving adjustments to the compensation paid to our non-employee directors in 2010. For a discussion of compensation paid to our non-employee directors, see “The Board, Its Committees, and Its Compensation—Director Compensation” on page 11 of this proxy statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s 2009 Annual Report on Form 10-K and this proxy statement.

This report is submitted by the members of the Compensation Committee of the Board.

Members of the Compensation Committee

Sean M. Traynor (Chair)	Millard E. Morris	Daniel Phillips

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer, and the three other most highly paid executive officers for the years ended December 31, 2009, 2008, and 2007.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)	Total
C. Allen Bradley, Jr. Chairman, President, and Chief Executive Officer	2009	$425,000	$318,750	$0	$0	$22,318	$766,068
	2008	419,792	425,000	68,658	0	28,291	941,741
	2007	400,000	350,000	147,260	0	51,415	948,675

G. Janelle Frost Executive Vice President, and Chief Financial Officer	2009	175,000	105,000	0	0	17,464	297,464
	2008	137,500	60,000	0	425,250	13,133	635,883

Geoffrey R. Banta Chief Operating Officer	2009	300,000	157,500	0	0	22,589	480,089
	2008	260,000	160,200	25,080	0	20,107	465,387
	2007	240,000	127,000	48,223	0	15,447	430,670

Craig P. Leach Executive Vice President, Sales and Marketing	2009	239,750	101,220	0	0	25,656	366,626
	2008	233,333	141,000	19,999	0	25,512	419,844
	2007	225,000	80,000	21,400	0	40,972	367,372

Brendan Gau (4) Executive Vice President and Chief Investment Officer	2009	89,375	71,170	0	544,500	9,653	714,698

(1)	Amounts in this column represent the amounts paid to our named executive officers under our annual incentive compensation program. For Mr. Gau, the amount in this column includes a $25,000 signing bonus paid when he accepted our offer of employment in June, 2009.
(2)	Represents the grant date fair value of shares of restricted stock (under the Stock Awards column), and stock options (under the Option Awards column). Pursuant to SEC rules, the amounts shown in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 for information regarding the assumptions made in determining these values.
(3)	For 2009, includes compensation as described under “—All Other Compensation” below.
(4)	Mr. Gau joined the Company as Executive Vice President and Chief Investment Officer in June 2009.

All Other Compensation

The following table provides information regarding each component of compensation included in the All Other Compensation column for 2009 in the Summary Compensation Table above.

Name	Car Allowance	Company 401(k) Contributions	Medical Examinations	Disability Insurance Premiums	Life Insurance Premiums	Other		Total
C. Allen Bradley, Jr.	$8,092	$6,161	$—	$7,985	$80	$—		$22,318
G. Janelle Frost	8,092	4,862	2,687	1,743	80	—		17,464
Geoffrey R. Banta	8,092	7,590	2,357	4,470	80	—		22,589
Craig P. Leach	14,142	6,812	2,691	1,085	80	846	(1)	25,656
Brendan Gau	2,733	866	—	—	40	6,014	(2)	9,653

(1)	Represents reimbursed club membership fees.

(2)	Represents $3,655 in moving expenses paid on Mr. Gau’s behalf in connection with his relocation and $2,359 in COBRA medical insurance payments for the period between Mr. Gau’s initial employment date and the date on which he became eligible for the Company’s employee medical insurance coverage.

Employment Agreements

In March 2008, we entered into amended employment agreements with each of Messrs. Bradley, Banta, and Leach. These agreements replaced our then existing employment agreements with each of these officers. In November 2008, we entered into an employment agreement with Ms. Frost in connection with her promotion to Chief Financial Officer. Each of these employment agreements expires on March 1, 2011, unless extended. We entered into an employment agreement with Mr. Gau at the time he joined the Company in June 2009, the term of which expires in June 2012 unless extended. The term of each agreement is automatically extended for an additional consecutive one-year period unless either party provides notice not to extend the term at least 30 days prior to the applicable expiration date. The agreements provide for an annual base salary of not less than $425,000 for Mr. Bradley, $175,000 for Ms. Frost, $255,000 for Mr. Banta, $235,000 for Mr. Leach, and $165,000 for Mr. Gau. The officers are also eligible to receive an annual incentive award under our Annual Incentive Plan or any subsequent annual incentive plan that we may adopt.

Under these agreements, if we terminate the employment of one of our executive officers without cause or the executive officer terminates his or her employment for good reason (as defined in the agreements), the terminated executive officer will be entitled to receive severance compensation consisting of cash severance paid in installments, and continued health benefits, for a period of 12 months (18 months for our Chief Executive Officer). The cash severance payment for the covered executives (other than our Chief Executive Officer) is an amount equal to the officer’s then current annual base salary plus the average annual incentive award received by the executive in the prior three years. For our Chief Executive Officer, the cash severance payment is one and one-half times the amount described in the preceding sentence. These employment agreements also provide that the terminated executive will not engage in activities that are competitive with our business for 12 months (18 months for our Chief Executive Officer).

An executive officer is deemed to have been terminated without cause if we elect not to extend the terms of the employment agreement or we terminate the executive for any reason other than:

•	death or disability;

•	indictment or arrest for, plea of no contest to, or conviction of a felony or other crimes involving theft, fraud, securities or drugs;

•	misconduct that is materially detrimental to the Company;

•	actions that cause or are likely to cause material harm to the Company;

•	breach of fiduciary duty to or engaging in a prohibited conflict of interest with the Company;

•

failure to comply with reasonable and lawful instructions of our Board (or, in the case of our Chief Operating Officer and Executive Vice Presidents, reasonable and lawful instructions of our President);

•	gross negligence or willful disregard in the performance of the executive’s duties;

•	a breach of the employment agreement by the executive officer;

An executive officer is deemed to have terminated his or her employment for good reason if the termination follows:

•	a material reduction in authority or responsibility;

•	a material reduction in base salary, other than as part of a program approved by the Board that applies to substantially all senior executives;

•	a termination of employee benefits, unless the termination is applicable to all senior executives or is required under the applicable plan or law;

•	a relocation of the executive’s principal place of work without consent with the effect of materially increasing the executive’s commute; or

•	a material breach of the employment agreement by us.

Each of our executive officers has agreed during the term of employment by us not to engage in any business competitive with us or solicit our employees, agents, or policyholders without our prior written consent. If one of our executive officers is terminated by us without cause or terminates employment with us for good reason, the prohibition on engaging in competitive activities or soliciting our employees, agents, or policyholders extends for a period of 12 months (18 months for our Chief Executive Officer) after the date of termination. If an executive officer is terminated by us for cause, the executive officer terminates employment other than for good reason, or if an executive officer elects not to renew the term of the employment agreement, we have the option to extend the restriction on engaging in competitive or solicitation activities for a period of 12 months (18 months for our Chief Executive Officer) after the date of termination or non-renewal by (a) delivering a written notice to the executive officer within 180 days after termination or non-renewal, and (b) paying the executive officer the severance compensation provided under the employment agreement.

Grants of Plan-Based Awards

The following table contains information regarding grants of plan-based awards to our executive officers in the year ended December 31, 2009.

Name	Grant Date	Board or Committee Approval Date	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards (2)	Grant Date Fair Value of Stock and Option Awards (3)
C. Allen Bradley, Jr.	—	—	—	$—	$—
G. Janelle Frost	—	—	—	—	—
Geoffrey R. Banta	—	—	—	—	—
Craig P. Leach	—	—	—	—	—
Brendan Gau (4)	08/07/2009	04/28/2009	75,000	17.10	544,500

(1)	The stock options vest 20% each year commencing on the first anniversary of the grant date and expire ten years after the grant date.
(2)	The exercise price of these stock options was the closing price of our common stock on the grant date.
(3)	Represents the grant date value of the stock options granted in the year ended December 31, 2009. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 for information regarding the assumptions made in determining this value.
(4)	Mr. Gau joined the Company as Executive Vice President and Chief Investment Officer in June 2009.

Equity Incentive Plan

Our Equity Incentive Plan was approved by our shareholders in October 2005 and is administered by our Compensation Committee. The Equity Incentive Plan permits awards of stock options, restricted stock, and restricted stock units. The maximum number of shares of our common stock that may be issued pursuant to equity awards under the Equity Incentive Plan is 1.9 million shares. Options granted under the Equity Incentive Plan are required to have an exercise price of not less than the fair market value of our common stock on the grant date. It is our Company’s policy to award grants under our Equity Incentive Plan only during periods in which the Company’s executives and other employees are normally permitted to buy and sell the Company’s securities under our Company’s securities trading policy.

Agreements evidencing awards may provide for accelerated vesting upon a change in control of our Company. Under the Equity Incentive Plan, a change in control is defined as:

1.	the acquisition by any person, entity or group of 35% or more of our voting stock, other than an acquisition by the Company or its subsidiaries or a Company benefit plan, or a transaction that is not deemed a change in control under 2 below;

2.	a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of our assets, or other transaction unless:

•	the holders of our voting stock immediately prior to the transaction beneficially own more than 50% of the combined voting power of the surviving entity;

•	no person, entity, or group beneficially owns 35% or more of the combined voting power of the surviving entity; and

•	a majority of the directors of the surviving entity were directors of our Company prior to the transaction;

3.	when a majority of our directors (a) have not been approved by two-thirds of our then incumbent directors or (b) were elected or appointed as a result of an actual or threatened election contest; or

4.	approval by our shareholders of a complete liquidation or dissolution of the Company.

Under our outstanding stock option award agreements, unvested stock options become immediately vested and exercisable in full upon the occurrence of a change in control of our Company (as defined above). In addition, our Board, in its sole discretion, may determine within 60 days following one of the events described below that unvested stock options are immediately exercisable in full:

•	the option holder becomes permanently disabled, as determined by our Board;

•	the option holder dies while an employee of the Company or one of our subsidiaries;

•	the option holder retires at or after the earliest voluntary retirement age permitted by us or with the consent of our Board; or

•	under other special circumstances.

Outstanding Equity Awards at Fiscal Year End

The following table contains information regarding outstanding equity awards held by our executive officers as of December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
C. Allen Bradley, Jr.	374,000	95,000	$9.00	11/17/2015
G. Janelle Frost	15,200 15,000	3,800 60,000	9.00 15.71	11/17/2015 11/10/2018
Geoffrey R. Banta	190,000	47,500	9.00	11/17/2015
Craig P. Leach	142,500	47,500	9.00	11/17/2015
Brendan Gau	0	75,000	17.10	08/07/2019

(1)	All outstanding options vest 20% each year commencing on the first anniversary of the grant date.

Option Exercises and Stock Vested

The following table contains information regarding the exercise of stock options, and the vesting of shares of restricted common stock held by our executive officers, during the year ended December 31, 2009.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
C. Allen Bradley, Jr.	4,000	$18,120	(1)	3,802	$50,415
G. Janelle Frost	0	0		0	0
Geoffrey R. Banta	0	0		1,520	20,155
Craig P. Leach	0	0		1,520	20,155
Brendan Gau	0	0		0	0

(1)	Based on a market value per share of $13.53, the closing price of our common stock on the date of exercise.
(2)	Based on a market value per share of $13.26, the closing price of our common stock on the vesting date.

Employment Termination and Change-in-Control Benefits

The table below quantifies potential compensation that would become payable to each of our executive officers under employment and equity award agreements and Company plans and policies (as in effect on December 31, 2009) if their employment had terminated on December 31, 2009, given the executive officer’s base salary as of that date, and, if applicable, the closing price of our common stock on December 31, 2009. In addition, the table quantifies the compensation that would become payable to each of our named executive officers assuming that a change in control of the Company had occurred on December 31, 2009. For additional information regarding (a) the circumstances in which our executive officers would be entitled to severance compensation, see “Executive Compensation—Employment Agreements” and (b) the acceleration of vesting of equity awards, see “Executive Compensation—Equity Incentive Plan” on pages 27 and 28 of this proxy statement.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the termination event occurs.

	Cash Severance Payments (1)	Healthcare Premiums (2)	Acceleration of Equity Awards (3)	Total
C. Allen Bradley, Jr.
Voluntary Termination	$0	$0	$0	$0
Termination With Cause	0	0	0	0
Termination Without Cause or for Good Reason	1,249,997	17, 138	0	1,267,135
Death or Disability	0	0	0	0
Retirement	0	0	0	0
Change in Control	0	0	852,150	852,150

G. Janelle Frost
Voluntary Termination	$0	$0	$0	$0
Termination With Cause	0	0	0	0
Termination Without Cause or for Good Reason	235,000	0	0	235,000
Death or Disability	0	0	0	0
Retirement	0	0	0	0
Change in Control	0	0	169,686	169,686

Geoffrey R. Banta
Voluntary Termination	$0	$0	$0	$0
Termination With Cause	0	0	0	0
Termination Without Cause or for Good Reason	474,058	11,424	0	485,482
Death or Disability	0	0	0	0
Retirement	0	0	0	0
Change in Control	0	0	426,075	426,075

Craig P. Leach
Voluntary Termination	$0	$0	$0	$0
Termination With Cause	0	0	0	0
Termination Without Cause or for Good Reason	360,078	15,048	0	375,126
Death or Disability	0	0	0	0
Retirement	0	0	0	0
Change in Control	0	0	426,075	426,075

Brendan Gau
Voluntary Termination	$0	$0	$0	$0
Termination With Cause	0	0	0	0
Termination Without Cause or for Good Reason	165,000	15,048	0	180,048
Death or Disability	0	0	0	0
Retirement	0	0	0	0
Change in Control	0	0	65,250	65,250

(1)	Cash severance is payable in installments over 12 months (18 months for Mr. Bradley).
(2)	Represents COBRA health insurance premiums payable on behalf of the executives following termination of employment for a period of 12 months (18 months for Mr. Bradley). Ms. Frost would not have been eligible for COBRA payments on December 31, 2009, as she was not covered by the Company’s medical plan on December 31, 2009.

(3)	Under the terms of the agreements representing awards of stock options and restricted stock, any unvested awards become vested upon a change in control, as defined in the award agreements. The dollar amounts in this column represent the value of unvested stock options and restricted stock on December 31, 2009, at $17.97 per share, the closing price of our common stock on that date.

Certain Relationships and Related Transactions

Policy. The Company has adopted a written policy regarding the approval of any transaction or series of transactions in which the Company and a related party have an interest. A related party is one of the Company’s executive officers, directors, director nominees, a person owning more than 5% of any class of the Company’s securities, an entity in which any of such persons is employed or is a partner or principal, or an immediate family member of such a person. Related party transactions involving $50,000 or more are required, when circumstances permit, to be submitted to and approved by the Audit Committee at a regular meeting held in advance of the transaction. The chair of the Audit Committee has the authority to approve related party transactions in circumstances in which the Company’s general counsel determines it is impracticable or undesirable to wait until the next regularly scheduled Audit Committee meeting. Aspects of proposed related party transactions to be considered in granting approval include whether the transaction benefits the Company, whether the goods or services in question are available from other sources, and whether the terms of the proposed transaction are comparable to those available in transactions with unrelated third parties.

PAX, Inc. Daniel Phillips is a director of the Company. He is currently the president, chief executive officer and part owner of PAX, Inc. PAX has been a Company policyholder at various times since 1994. PAX paid premiums to the Company of $303,174 in 2009, and is expected to pay premiums to the Company in 2010. The Company believes that the terms of the policies issued to PAX were established on an arm’s length basis. The Board has considered this information in determining that Mr. Phillips is an independent director within the meaning of the Nasdaq listing requirements.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2009, the Company’s 2005 Equity Incentive Plan and 2005 Non-Employee Director Restricted Stock Plan were the only compensation plans under which securities of the Company were authorized for issuance. These plans were approved by the Company’s shareholders. The table provides information as of December 31, 2009.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	1,468,855	$10.34	221,392	(1)

Equity compensation plans not approved by shareholders	0	0	0

(1)	Represents 198,009 shares of common stock available for issuance under the 2005 Equity Incentive Plan and 23,383 shares of common stock available for issuance under the 2005 Non-Employee Director Restricted Stock Plan. If our shareholders approve Proposal 4 to increase the maximum number of shares available for issuance under our non-employee director restricted stock plan, the number of shares of common stock remaining available for future issuance under our equity compensation plans approved by shareholders will be increased by 77,033 shares.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The tables below provide information regarding the beneficial ownership of the Company’s common stock as of April 22, 2010 for:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each beneficial owner of more than five percent of the Company’s common.

The tables below list the number of shares and percentage of shares beneficially owned based on 18,818,912 shares of common stock outstanding as of April 22, 2010.

Beneficial ownership of the Company’s common stock is determined in accordance with the rules of the SEC, and generally includes voting power or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
C. Allen Bradley, Jr. (1)	410,099	2.2%
Philip A. Garcia (2)	416	*
Jared A. Morris (3)(4)	56,319	*
Millard E. Morris (3)(5)	58,748	*
Daniel Phillips (3)	4,247	*
Randy Roach (3)(6)	3,089	*
Sean M. Traynor (3)	976	*
Austin P. Young III (3)(7)	7,153	*
G. Janelle Frost (1)	31,350	*
Geoffrey R. Banta (1)	199,635	1.1%
Craig P. Leach (1)	142,418	*
Brendan Gau	10,000	*
All directors and executive officers as a group (1)(13 persons)	973,590	5.2%

*	Less than 1%.
(1)	Includes shares of our common stock issuable upon the exercise of options within 60 days as follows: Mr. Bradley (374,000 shares), Ms. Frost (30,200), Mr. Banta (190,000 shares), Mr. Leach (136,420 shares), and all directors and executive officers as a group (775,620 shares).
(2)	Represents shares of restricted stock granted to Mr. Garcia when he became a director of the Company in January 2010. Mr. Garcia has sole voting power, but no dispositive power, with respect to these shares. These shares vest on the date of the Annual Meeting.
(3)	Includes 974 shares of restricted stock granted on the date of our 2009 Annual Meeting of Shareholders pursuant to our non-employee director restricted stock plan. The director has sole voting power, but no dispositive power, with respect to these shares. These shares vest on the date of the Annual Meeting.
(4)	Includes 51,517 shares beneficially owned through a trust, of which Mr. J. Morris is a trustee.
(5)	Includes 56,000 shares beneficially owned by an entity controlled by Mr. M. Morris.
(6)	Includes 200 shares in an IRA owned by Mr. Roach’s spouse.
(7)	Includes 2,684 shares beneficially owned through a family limited partnership.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the SEC by such entity, except that the percentages are based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and the number of shares of common stock outstanding on April 22, 2010.

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Blackrock, Inc. (1)	1,486,835	7.9%
FMR LLC (2)	1,427,944	7.6%
The Vanguard Group, Inc. (3)	1,093,286	5.8%
TimesSquare Capital Management, LLC (4)	1,006,300	5.4%

(1)

According to a Schedule 13G filed on January 29, 2010 by Blackrock, Inc. (“Blackrock”), Blackrock has sole voting and dispositive power with respect to 1,486,835 shares of common stock. The address for Blackrock is 40 E. 52nd Street, New York, New York 10022.

(2)	According to a Schedule 13G filed on February 16, 2010 by FMR LLC (“FMR”), FMR has sole dispositive power with respect to 1,427,944 shares of common stock. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.
(3)	According to a Schedule 13G filed on February 8, 2010 by The Vanguard Group, Inc. (“Vanguard”), Vanguard has sole voting power with respect to 33,426 shares of common stock, sole dispositive power with respect to 1,059,860 shares of common stock, and shared dispositive power with respect to 33,426 shares of common stock. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	According to a Schedule 13G/A filed on February 9, 2010 by TimesSquare Capital Management, LLC (“TimesSquare”), TimesSquare has sole voting power with respect to 934,400 shares of common stock and sole dispositive power with respect to 1,006,300 shares of common stock. All such shares are owned by investment advisory clients of TimesSquare. The address for TimesSquare is 1177 Avenue of the Americas, 39th floor, New York, New York 10036.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Traynor, M. Morris, and Phillips served on the Compensation Committee for all of 2009. Mr. Thomas W. Hallagan served on the Compensation Committee until his term as a director ended at the time of the Company’s 2009 Annual Meeting of Shareholders. None of these directors is, or was during 2009, an officer or employee of the Company. Mr. M. Morris founded the Company in 1985, and was an officer at all times prior to 1997.

Mr. Phillips is chief executive officer of PAX, Inc., a supplier of fabricated heavy industrial steel to the petrochemical, petroleum refining, and power industries. PAX, Inc. has been a Company policyholder at various times since 1994. PAX paid premiums to the Company of $303,174 in 2009, and is expected to pay premiums to the Company in 2010. See “Executive Compensation—Certain Relationships and Related Transactions” on page 31 of this proxy statement.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s system of internal controls over financial reporting and for preparing its financial statements. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control. It also oversees the Company’s internal audit department, approving its audit plans, reviewing its reports, and evaluating its performance. The Audit Committee monitors “whistleblower” activity under Section 806 of the Sarbanes-Oxley Act of 2002, receiving regular reports from management as to the occurrence of any such activity and anonymous direct reports through the Company’s toll-free whistleblower “hotline.” The Audit Committee operates under a written charter adopted by the Company’s Board of Directors and reviewed annually by the Audit Committee. The charter is available on the Company’s website at www.amerisafe.com in the Investor Relations section.

The Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm the audited financial statements of the Company for the year ended December 31, 2009 prior to their issuance. During 2009, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards (“SAS”) No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the Board that it (1) approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC and (2) accept management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting.

Members of the Audit Committee

Austin P. Young III (Chair)	Philip A. Garcia	Jared A. Morris	Randy Roach

INDEPENDENT PUBLIC ACCOUNTANTS

Selection. Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2009 and has been selected by the Audit Committee to serve as the Company’s independent registered public accounting firm for 2010. Representatives of Ernst & Young will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to questions.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by Ernst & Young for the audit of the Company’s annual financial statements for 2009 and 2008, and fees billed for other services rendered by Ernst & Young.

	2009	2008
Audit Fees (1)	$1,100,000	$1,113,420
Audit-Related Fees (2)	46,595	3,500
Tax Fees (3)	6,110	23,615
All Other Fees	0	0

(1)	“Audit Fees” consist principally of fees for the audit of the Company’s consolidated financial statements and reviews of the Company’s quarterly financial information.
(2)	“Audit-Related Fees” consist of service costs related to the Company’s use of Ernst & Young’s online accounting and reporting research tool, services relating to the Company’s 2009 corporate governance review, and services relating to examinations by the Louisiana and Texas Departments of Insurance.
(3)	“Tax Fees” consist principally of fees for tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). All audit and non-audit services for 2009 were pre-approved by the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2009 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were in compliance with Section 16(a).

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

In order to be included in the Company’s proxy materials for the 2011 Annual Meeting of Shareholders, a shareholder proposal must be received in writing by the Company at 2301 Highway 190 West, DeRidder, Louisiana 70634 by January 6, 2011 and otherwise comply with all requirements of the SEC for shareholder proposals.

In addition, the Company’s Bylaws provide that any shareholder who desires to bring a proposal before an annual meeting must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice (other than a notice recommending a director candidate) must be delivered to the above address not less than 60 nor more than 90 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, the notice must be received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. Under the Company’s Bylaws, a notice recommending a director candidate must be delivered to the above address not less than 60 nor more than 90 calendar days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders. To be timely, a notice recommending a director candidate must be received no earlier than February 5, 2011 and no later than March 7, 2011. The notice must also describe the shareholder proposal in reasonable detail and provide certain other information required by the Company’s Bylaws. A copy of the Company’s Bylaws is available upon request from the Company’s Secretary.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Todd Walker

Executive Vice President,

General Counsel, and Secretary

DeRidder, Louisiana

May 6, 2010

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

AMERISAFE, INC.

ARTICLE I

AMERISAFE, Inc. (the “Corporation”), pursuant to Section 3.059 of the Texas Business Organizations Code (the “TBOC”), hereby adopts this Amended and Restated Certificate of Formation (the “Certificate of Formation”) that accurately copies the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such Certificate of Formation as hereinafter set forth and that contain no other change in any provision thereof.

ARTICLE II

The name of the Corporation is AMERISAFE, Inc.

ARTICLE III

The articles of incorporation of the Corporation and all amendments thereto are hereby amended by this Certificate of Formation as follows: (i) current Article II is amended in its entirety to read as set forth in Article II below; (ii) current Article III is amended in its entirety to read as set forth in Article III below; (iii) current Article IV is amended in its entirety to read as set forth in Article IV below; (iv) current Article V is deleted in its entirety; (v) current Article VI is amended in its entirety to read as set forth in new Article V below; (vi) current Article VII is amended in its entirety to read as set forth in new Article VI below; (vii) current Article VIII is amended in its entirety to read as set forth in new Article VII below; (viii) current Article IX is amended in its entirety to read as set forth in new Article VIII below; and (ix) current Article X is amended in its entirety to read as set forth in new Article IX below; (x) current Article XI is amended in its entirety to read as set forth in new Article X below; (xi) current Article XII is amended in its entirety to read as set forth in new Article XI below; (xii) current Article XIII is amended in its entirety to read as set forth in new Article XII below; (xiii) current Article XIV is amended in its entirety to read as set forth in new Article XIII below; (xiv) current Article XV is amended in its entirety to read as set forth in new Article XIV below; (xv) current Article XVI is amended in its entirety to read as set forth in new Article XV below; and (xvi) current Article XVII is amended in its entirety to read as set forth in new Article XVI below.

ARTICLE IV

Each such amendment made by this Certificate of Formation has been effected in conformity with the provisions of the TBOC and the Corporation’s constituent documents and each amendment effected hereby was duly adopted by the shareholders of the Corporation effective as of June     , 2010.

ARTICLE V

The articles of incorporation of the Corporation and all amendments thereto are hereby superceded by the following Certificate of Formation, which accurately copies the entire text thereof as amended as set forth above:

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

AMERISAFE, INC.

ARTICLE I

NAME

The name of the Corporation is AMERISAFE, Inc.

ARTICLE II

ENTITY TYPE

The Corporation is a for-profit corporation.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to conduct any and all lawful business for which a corporation may be organized under the Texas Business Organizations Code (the “TBOC”).

ARTICLE IV

CAPITALIZATION

Section A.    Authorized Capital Stock.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 60,000,000 shares, consisting of (1) 10,000,000 shares of Preferred Stock, $.01 par value (the “Preferred Stock”) and (2) 50,000,000 shares of Common Stock, $.01 par value (the “Common Stock”). All cross-references in each subdivision of this Article IV refer to other paragraphs in such subdivision unless otherwise indicated.

Section B.    Preferred Stock.

The Board of Directors of the Corporation is authorized, subject to any limitations prescribed by the TBOC, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a statement pursuant to the applicable law of the State of Texas (a “Statement of Designation”), to establish from time to time the number of shares to be included in each such series, to fix and determine the designations, preferences, limitations and relative rights, including voting rights, and to increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any such series (but not below the number of shares of such series then issued), each of the foregoing as established pursuant to a resolution adopted by the Board of Directors of the Corporation and as provided in the TBOC. In the case the number of shares of any series shall be decreased in accordance with the foregoing sentence, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares in such series.

Any new series of Preferred Stock may be fixed and determined as provided herein by the Board of Directors of the Corporation without approval of the holders of any class of the capital stock of the Corporation or any series thereof, and any such new series of Preferred Stock shall have such designations, preferences, limitations and relative rights, including voting rights.

Section C.    Common Stock.

Except as otherwise provided herein or as otherwise required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same powers, rights and privileges, subject to the same qualifications, limitations and restrictions. The powers, rights and privileges, and the qualifications, limitations and restrictions thereof in respect of the Common Stock are as set forth below:

1. Voting Rights. Except as otherwise provided herein or as otherwise required by law, each holder of outstanding shares of Common Stock shall be entitled to vote on all matters on which the shareholders of the Corporation shall be entitled to vote, and each such holder of Common Stock shall be entitled to one vote on such matters for each share of such stock held by such holder.

2. Dividends. Subject to the prior rights of the holders of Preferred Stock, the Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution shall be payable ratably on all shares of Common Stock; provided, however, that in the case of dividends payable in shares of common stock of the Corporation, or options, warrants or rights to acquire shares of such common stock, or securities convertible into or exchangeable for shares of such common stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock.

3. Liquidation. In the event of any Liquidation Event, after payment shall have been made to holders of the Preferred Stock of the full amounts to which they shall be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Common Stock shall be entitled, to the exclusion of such holders of Preferred Stock, to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its shareholders.

ARTICLE V

REGISTERED OFFICE

The street address of the Corporation’s registered office is as follows:

350 N. St. Paul, Suite 2900

Dallas, Texas 75201

ARTICLE VI

REGISTERED AGENT

The name of the Corporation’s registered agent at the Corporation’s registered office is CT Corporation System.

ARTICLE VII

DIRECTORS

The names of the current Directors of the Corporation are:

C. Allen Bradley, Jr.

Philip A. Garcia

Jared A. Morris

Millard E. Morris

Daniel Phillips

Randy Roach

Sean M. Traynor

Austin P. Young III

The address of each of the Directors is 2301 Highway 190 West, DeRidder, Louisiana 70634.

ARTICLE VIII

DENIAL OF PRE-EMPTIVE RIGHTS

The statutory right of any shareholder of the Corporation to exercise preemptive rights to acquire additional, unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation is hereby denied.

ARTICLE IX

NON-CUMULATIVE VOTING

Cumulative voting is expressly prohibited.

ARTICLE X

BYLAWS

The power to amend or repeal the Bylaws or to adopt new Bylaws shall be vested in either the shareholders or the Board of Directors of the Corporation, subject to the shareholders providing in amending, repealing or adopting a particular Bylaw that it may not be amended or repealed by the Board of Directors of the Corporation.

ARTICLE XI

ELECTION OF DIRECTORS

11.1 Number of Directors. The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation.

11.2 Classified Board of Directors. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, each class to be as nearly equal in number as possible, as determined by the Board of Directors. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast by holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

11.3 Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation.

11.4 Decrease in Number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

11.5 No Requirement of Written Ballot. The election of the Directors may be conducted in any form adopted by the Board of Directors, and need not be by written ballot. In the event, however, that a majority of the shareholders vote to require written ballots, written ballots shall be used.

ARTICLE XII

SPECIAL MEETINGS OF SHAREHOLDERS

Special meetings of the shareholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors of the Corporation or the President and shall be called by the Secretary upon written request, stating the purpose or purposes therefor, by a majority of the whole Board of Directors or by the holders of at least 25% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.

ARTICLE XIII

INDEMNIFICATION

Each person who is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise or other entity, shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The right to indemnification under this Article XIII shall extend to the heirs, executors, administrators and estate of any such Director or officer. The right to indemnification provided in this Article XIII (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation, pursuant to any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article XIII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt bylaws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XIII to the extent provided by applicable laws. Any amendment or repeal of this Article XIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE XIV

NO MONETARY LIABILITY OF DIRECTORS TO SHAREHOLDERS

To the fullest extent permitted by the TBOC, as the same may be amended from time to time, or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. If the TBOC is hereafter amended to authorize, with the approval of a corporation’s shareholders, further elimination of the liability of a corporation’s directors for or with respect to any acts or omissions in the performance of their duties as directors of a corporation, then a Director of the Corporation shall not be liable for any such acts or omissions to the fullest extent permitted by the TBOC, as so amended. Any repeal or modification of this Article XIV shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

ARTICLE XV

AMENDMENT

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Formation, and any other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Formation in its present form or as hereafter amended are granted subject to the right reserved in this Article XV; provided, however, that any amendment or repeal of Article XIII or Article XIV of this Certificate of Formation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE XVI

SHAREHOLDER ACTION BY WRITTEN CONSENT

Any action required by the TBOC, as the same may be amended from time to time, to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

IN WITNESS WHEREOF, and in accordance with Section 3.059 of the TBOC, the undersigned has executed this Certificate of Formation as of June     , 2010.

By:
C. Allen Bradley, Jr.
Chairman, President and Chief Executive Officer

Appendix B

AMERISAFE, INC.

2010 RESTATED NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

1. Purpose. The purpose of this 2010 Restated Non-Employee Director Restricted Stock Plan is to attract and retain qualified individuals who are not employed by the Company to serve as Directors.

2. Definitions. As used in this Plan,

(a) “Annual Grant” means a grant of Restricted Stock to a Non-Employee Director in accordance with Section 5 of this Plan.

(b) “Annual Meeting” means the Company’s annual meeting of shareholders.

(c) “Award” means any award of an Initial Grant or Annual Grant under this Plan.

(d) “Award Agreement” means a written agreement between the Company and a Non-Employee Director setting forth the terms, conditions and restrictions of the Award granted to the Non-Employee Director.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” shall have the meaning provided in Section 6 of this Plan.

(g) “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 3(b) of this Plan.

(h) “Company” means AMERISAFE, Inc., a Texas corporation.

(i) “Date of Grant” means (i) with respect to an Initial Grant, the close of business on the date on which the Non-Employee Director is first elected or appointed to the Board, and (ii) with respect to an Annual Grant, the date on which the Annual Meeting in any calendar year is first convened.

(j) “Director” means a member of the Board.

(k) “Effective Date” means June 15, 2010.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m) “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the date thereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(n) “Initial Grant” means a grant of shares of Restricted Stock to a Non-Employee Director in accordance with Section 4 of this Plan.

(o) “Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share on that date (or if there are no sales on that date, on the next preceding trading date during which a sale occurred) as reported on the Nasdaq Stock Market LLC, or if the Common Shares are not then-traded on the Nasdaq Stock Market LLC, the principal exchange on which the Common Shares are then trading, or (ii) if clause (i) does not apply, the fair value of the Common Shares as determined by the Board.

(p) “Non-Employee Director” means each member of the Board from time to time who is not an employee of the Company or any of its Affiliates.

(q) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(r) “Plan” means this 2010 Restated Non-Employee Director Plan.

(s) “Restricted Stock” means Common Shares as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 4 or Section 5 of this Plan has lapsed.

(t) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or other securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or other securities (as may be the case in a partnership, limited liability company, business trust or other legal entity), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

(u) “Total Disability” means the permanent or total disability of a Non-Employee Director, as determined by the Board in good faith.

(v) “Voting Securities” means, at any time, (i) the securities entitled to vote generally in the election of Directors in the case of the Company, or (ii) the securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another legal entity.

3. Shares Available Under the Plan.

(a) Subject to adjustment as provided in Section 3(b) of this Plan, the number of Common Shares that may be issued or transferred as Restricted Stock and released from substantial risk of forfeiture thereof shall not exceed in the aggregate 100,000 Common Shares. Such shares may be authorized but unissued shares or treasury shares or a combination of the foregoing.

(b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to Awards that are forfeited. The number and type of shares available in Section 3(a) shall also automatically be adjusted to reflect (a) any stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

4. Initial Grants

(a) Without any further action of the Board, each person who is elected or appointed for the first time to be a Non-Employee Director shall automatically receive an Initial Grant determined by dividing $30,000 (prorated as determined below in this Section 4(a)) by the Market Value per Share on the Date of Grant; provided, however, that the number of shares of Restricted Stock shall be rounded downward such that no fractional share shall be issued. If any such person is so elected or appointed other than at an Annual Meeting, the Initial Grant shall be prorated for the number of whole months that such Non-Employee Director will serve until the first anniversary of the immediately preceding Annual Meeting.

(b) Each Initial Grant shall constitute an immediate transfer of the ownership of shares of Restricted Stock to the Non-Employee Director, entitling such Non-Employee Director to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer set forth in this Section 4.

(c) Each Initial Grant shall provide that the shares of Restricted Stock covered by such Initial Grant shall be subject to a “substantial risk of forfeiture” until the first Annual Meeting after the Date of Grant.

Each Initial Grant shall provide that the Non-Employee Director shall forfeit the shares of Restricted Stock covered by such Initial Grant if such Non-Employee Director terminates his or her service with the Company while such shares of Restricted Stock are subject to a substantial risk of forfeiture. Notwithstanding the foregoing, each such Initial Grant shall provide for the immediate lapse of such substantial risk of forfeiture in the event of (i) the Non-Employee Director’s death or Total Disability, or (ii) upon a Change in Control.

(d) Each Initial Grant shall require that any and all dividends or other distributions (other than cash dividends) declared or otherwise distributed thereon be subject to the same restrictions as the underlying Initial Grant.

(e) Each Initial Grant shall provide that during the period for which such substantial risk of forfeiture has not lapsed, the shares of Restricted Stock shall not be sold or otherwise transferred, other than by will or the laws of descent and distribution.

(f) Each Initial Grant shall be evidenced by an Award Agreement, which shall contain such terms and provisions not inconsistent with this Plan as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Non-Employee Director in whose name such certificates are registered, endorsed in blank.

5. Annual Grants

(a) Commencing with the Annual Meeting in 2010, each Non-Employee Director who is then elected or is continuing as a Non-Employee Director shall, without any further action of the Board, automatically receive an Annual Grant determined by dividing $30,000 by the Market Value per Share on the Date of Grant; provided, however, that the number of shares of Restricted Stock shall be rounded downward such that no fractional share shall be issued.

(b) Each Annual Grant shall constitute an immediate transfer of the ownership of shares of Restricted Stock to the Non-Employee Director, entitling such Non-Employee Director to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer set forth in this Section 5.

(c) Each Annual Grant shall provide that the shares of Restricted Stock covered by such Annual Grant shall be subject to a “substantial risk of forfeiture” until the first Annual Meeting after the Date of Grant. Each Annual Grant shall provide that the Non-Employee Director shall forfeit the shares of Restricted Stock covered by such Annual Grant if such Non-Employee Director terminates his or her service with the Company while such shares of Restricted Stock are subject to a substantial risk of forfeiture. Notwithstanding the foregoing, each such Annual Grant shall provide for the immediate lapse of such substantial risk of forfeiture in the event of (i) the Non-Employee Director’s death or Total Disability, or (ii) upon a Change in Control.

(d) Each Annual Grant shall provide that during the period for which such substantial risk of forfeiture has not lapsed, the shares of Restricted Stock shall not be sold or otherwise transferred, other than by will or the laws of descent and distribution.

(e) Each Annual Grant shall require that any and all dividends or other distributions (other than cash dividends) declared or otherwise distributed thereon be subject to the same restrictions as the underlying Annual Grant.

(f) Each Annual Grant shall be evidenced by an Award Agreement, which shall contain such terms and provisions not inconsistent with this Plan as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Stock shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Non-Employee Director in whose name such certificates are registered, endorsed in blank.

6. Change in Control. For purposes of this Plan, except as may be otherwise defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the then outstanding Voting Securities of the Company; provided, however, that for purposes of this Section 6(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or a Subsidiary of Voting Securities, (B) any acquisition of Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (C) any acquisition of Voting Securities by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 6(c) below;

(b) a majority of the Board ceases to be comprised of Incumbent Directors;

(c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company or other transaction (each, a “Business Combination”), unless, in each case, immediately following the Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from the Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding Voting Securities of the entity resulting from the Business Combination; provided, however, that no Person will be treated for purposes of this Section 6(c) as beneficially owning 35% or more of the Voting Securities of the entity resulting from the Business Combination solely as a result of the Voting Securities held in the Company prior to consummation of the Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from the Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for the Business Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 6(c) hereof.

Notwithstanding anything to the contrary contained in this Section 6, a Person who holds 35% or more of the Voting Securities of the Company on the Effective Date will not be deemed to have acquired 35% or more of the Voting Securities of the Company for purposes of Section 6(a) of this Plan (and as a result, such circumstance shall not constitute a Change in Control) unless after the Effective Date such person acquires, in one or more transactions, additional Voting Securities of the Company representing 1% or more of the then outstanding Voting Securities of the Company it being understood that an increase in the percentage of Voting Securities held by a Person as a result of (i) the exercise of any conversion or exchange right pursuant to any securities of the Company that were outstanding on the Effective Date shall not be deemed to be an acquisition of Voting Securities by such Person, or (ii) the Company’s repurchase of Voting Securities of the Company is not an acquisition of Voting Securities by such Person.

7. Fractional Shares. The Company shall not issue any fractional Common Shares pursuant to this Plan.

8. Administration of the Plan.

(a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or a subcommittee thereof). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any Award Agreement, and any determination by the Board pursuant to any provision of this Plan or of any such Award Agreement, shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

9. Amendment and Termination of Plan. The Board may from time to time and at any time amend or terminate the Plan in whole or in part; provided, however, that any amendment (i) which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal exchange on which the Common Shares are traded or quoted, or (ii) which would increase the benefits accruing to Non-Employee Directors, increase the aggregate number of Common Shares that may be issued under the Plan or materially modify the eligibility requirements for participating in the Plan, shall not be effective unless and until the shareholders of the Company have approved such amendment. Notwithstanding anything to the contrary set forth in this Plan, in the event the common stock of the Company is no longer listed for trading with a national securities exchange or the Nasdaq Stock Market LLC, then all future grants under this Plan shall be suspended until the Board shall take further action with respect thereto.

10. Governing Law. All issues concerning construction, validity and interpretation of this Plan and all Awards granted hereunder shall be governed by the law of the State of Texas, without regard to such state’s conflict of laws rules.

11. General Provisions.

(a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders or to limit the rights of the shareholders to remove any Director.

(b) All notices under this Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal executive office addressed to the attention of the Secretary; and if to a Non-Employee Director, shall be delivered personally or mailed to the Non-Employee Director at the address appearing on the records of the Company. Such addresses may be changed at any time by written notice to the other party.

ANNUAL MEETING OF SHAREHOLDERS OF

AMERISAFE, INC.

Meeting Date: June 15, 2010 at 9:00 a.m., local time

Location: 2301 Highway 190 West, DeRidder, LA 70634

For directions, please call (337) 463-9052

Please date, sign, and mail your proxy card in the envelope provided,

or cast your vote by internet by going to

http://www.RRDEZProxy.com/2010/Amerisafe

and following the instructions, as soon as possible.

Important Notice Regarding Internet Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on June 15, 2010:

The Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2009 Annual Report to

Shareholders are available at http://www.RRDEZProxy.com/2010/Amerisafe.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3, 4, and 5.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR CAST YOUR VOTE ON THE INTERNET BY GOING TO

HTTP://WWW.RRDEZPROXY.COM/2010/AMERISAFE AND FOLLOWING THE INSTRUCTIONS.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐ FOR ALL NOMINEES		☐ Philip A. Garcia for Term Ending in 2012

☐ Jared A. Morris for Term Ending in 2013

☐ Daniel Phillips for Term Ending in 2013

☐ Sean M. Traynor for Term Ending in 2013

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box below and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2.	Amendment of Articles of Incorporation to Reflect Changes in Texas Law.
FOR☐ AGAINST☐ ABSTAIN☐

3.	Amendment of Articles of Incorporation to Reduce Authorized Shares of Capital Stock.
FOR☐ AGAINST☐ ABSTAIN☐

4.	Amendment of Non-Employee Director Restricted Stock Plan.
FOR☐ AGAINST☐ ABSTAIN☐

5.	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2010.
FOR☐ AGAINST☐ ABSTAIN☐

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting. The shareholder below acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Annual Report, each of which has been furnished herewith.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

AMERISAFE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 15, 2010

Todd Walker, Geoffrey R. Banta, and G. Janelle Frost, and each of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution and resubstitution, are hereby authorized to vote all shares of common stock of AMERISAFE, Inc. (the “Company”) held of record by the undersigned on April 22, 2010 at the Annual Meeting of Shareholders to be held at 9:00 a.m. (local time) on June 15, 2010, at the Company’s corporate headquarters located at 2301 Highway 190 West, DeRidder, Louisiana 70634 and any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2, 3, 4 AND 5.

(Continued and to be signed on the reverse side.)